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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in ALLETE, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference in this Registration Statement of our report dated June 19, 2003 relating to the financial statements and supplemental schedules, which appears in Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan's Annual Report on Form 11-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.


PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 25, 2003